UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 12, 2025

Date of Report (Date of Earliest Event Reported)

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39483	84-2783455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5438 Wade Park Boulevard, Suite 600
Raleigh, NC	27607
(Address of Principal Executive Offices)	(Zip Code)

(984) 275-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2025, Vontier Corporation, a Delaware corporation (“Vontier”), and certain of its subsidiaries entered into (1) an amendment (the “Term Loan Amendment”) to that certain Term Loan Agreement, dated as of October 28, 2022 (the “Existing Term Loan Agreement”), by and among Vontier, the lenders party thereto and Bank of America, N.A., as Agent for a syndicate of lenders, and (2) a second amendment and restatement (the “Second A&R Credit Agreement”) of that certain Amended and Restated Credit Agreement, dated as of April 28, 2021 (the “Existing Credit Agreement” and, together with the Existing Term Loan Agreement, the “Existing Credit Agreements”), by and among Vontier, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as L/C Issuer and Swing Line Lender and Agent for a syndicate of lenders.

Term Loan Facility

The Term Loan Amendment amends the Existing Term Loan Agreement to consist of a three-year, $500 million senior unsecured term loan facility (the “Term Loan Facility”). Loans under the Term Loan Facility bear interest, at Vontier’s option, at the following variable per annum rates: (A) Term SOFR (as defined in the Term Loan Amendment) for the chosen interest period plus a margin of between 0.875% and 1.500%, depending on Vontier’s long-term debt credit rating; and (B) Base Rate (as defined in the Term Loan Amendment) plus a margin of between 0% and 0.500%, depending on Vontier’s long-term debt credit rating. The Term Loan Amendment extends the maturity date for the Term Loan Facility to February 12, 2028.

Revolving Credit Facility

The Second A&R Credit Agreement consists of a five-year, $750 million senior unsecured, multi-currency revolving credit facility, including a $25 million sublimit for swingline loans and a $75 million sublimit for the issuance of letters of credit (the “Revolving Credit Facility”). Loans under the Revolving Credit Facility bear interest, at Vontier’s option, at the following variable per annum rates: (A) Term SOFR (as defined in the Second A&R Credit Agreement) for the chosen interest period plus a margin of between 1.015% and 1.575%, depending on Vontier’s long-term debt credit rating; and (B) Base Rate (as defined in the Term Loan Amendment) plus a margin of between 0.015% and 0.575%, depending on Vontier’s long-term debt credit rating. The Second A&R Credit Agreement extends the maturity date for the Revolving Credit Facility to February 12, 2030.

Except as disclosed in this Current Report on Form 8-K, all other material provisions of the Existing Credit Agreements remain unchanged.

The above descriptions of the Term Loan Amendment and the Second A&R Credit Agreement are qualified in their entirety by reference to the Term Loan Amendment and the Second A&R Credit Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Term Loan Agreement, dated as of February 12, 2025, by and among Vontier Corporation, Bank of America, N.A., as Administrative Agent, and the other Lenders party thereto

10.2	Second Amended and Restated Credit Agreement, dated as of February 12, 2025, by and among Vontier Corporation and certain of its subsidiaries, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other Lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date: February 13, 2025	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	Vice President - Chief Governance and ESG Disclosure Officer